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                                                                 EXHIBIT (10)(d)
                                                   CONFORMED COPY FILED WITH SEC

                                                                      AS ADOPTED

                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


Section 1 -- Purposes

         The purposes of this 1996 Non-Employee Directors Stock Option Plan are to assist the Company in attracting and retaining individuals of exceptional ability to serve as its directors and to more closely align their interests with those of the Company's shareholders, through the periodic grant of options to purchase Shares.

Section 2 -- Certain Definitions

         The following terms have the following respective meanings under the
Plan:

         "Affiliated Entity" means any corporation, partnership, or other business enterprise in which the Company directly or indirectly has a significant equity interest under generally accepted accounting principles.

         "Board" means the Board of Directors of the Company.

         "Change in Control" has the meaning given in Section 6 hereof.

         "Company" means Professionals Insurance Company Management Group.

         "Fair Market Value" means, for any given date: (i) if the Shares are then listed for trading on one or more national securities exchanges (including for this purpose the Nasdaq National Market), the average of the high and low sale prices for a Share on the principal such exchange on the date in question (or, if no Share traded on such exchange on such date, the next preceding date on which such trading occurred); (ii) if (i) is then inapplicable but bid and asked prices for Shares are quoted through Nasdaq, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); and (iii) if both (i) and (ii) are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Board.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Nasdaq" means the National Association of Securities Dealers, Inc. Automated Quotation System.

         "Non-Employee Director" means a person who is either a member of the Board and who is not an employee of the Company or any Affiliated Entity.
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         "Option" means an option to purchase Shares granted under the Plan.

         "Plan" means this 1996 Non-Employee Director Stock Option Plan.

         "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

         "Shares" means shares of the Company's common stock, no par value per share, or such other securities or other property as may become subject to an Option pursuant to an adjustment made under Section 7 hereof.

Section 3 -- Administration

         3.1 The Plan shall be administered by the Board, which shall have full power and authority to prescribe and amend the forms of option agreements, notices, and all other documents or instruments required under or determined by the Board to be advisable with respect to the Plan, to establish, revise, suspend, and waive such rules and procedures and appoint such agents as it deems appropriate for the administration or operation of the Plan, to construe and interpret the Plan, any option agreement, and any other instrument or document relating to the Plan or any Option, to decide any question and settle any dispute which may arise in connection with the Plan or any Option, and to make any other determination and take any other action that the Board deems necessary or desirable for the administration or operation of the Plan. All interpretations, determinations, or other decisions of the Board concerning the Plan or any Option shall be conclusive and binding upon all interested parties.

         3.2 Notwithstanding the foregoing or any other provision of the Plan to the contrary, however, it being the intention that all Options shall satisfy all then applicable criteria for "formula awards" under Rule 16b-3, the Board shall have no authority or discretion at any time to make any determination or take any other action which would cause any Option then outstanding or which thereafter may be granted to fail to meet such criteria.

Section 4 -- Eligibility

         The only persons who shall be granted Options are those individuals who at time of grant are Non-Employee Directors.

Section 5 -- Available Shares

         Subject to adjustment as provided in Section 7, the aggregate maximum number of Shares available for settlement of Options is 50,000, and the maximum number of Shares available for settlement of Options granted to any given individual is 5,000, which Shares may be either authorized and issued Shares acquired by the Company and held in its treasury ("treasury shares") or authorized and unissued Shares. There shall be reserved at all times for issuance under the Plan a number of Shares equal to aggregate maximum number of Shares that may be issued in settlement of Options then outstanding and which thereafter may be granted under the Plan, less the number of treasury shares then reserved for Options. If an Option terminates or





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expires for any reason without having been exercised in full, the Shares subject to the Option immediately prior to such expiration or termination shall again become available for grants under the Plan.

Section 5 -- Option Terms

         5.1 At the adjournment of each organizational meeting of the Board following an annual meeting of shareholders of the Company, each individual then serving on the Board as a Non-Employee Director automatically shall receive and be granted an Option to purchase 500 Shares or, if less, the maximum number of Shares then permitted to be granted to such Non-Employee Director under the terms of the Plan. If the aggregate maximum number of Shares then available for Options is insufficient for grants as contemplated in the preceding sentence, then no Options shall be granted.

         5.2 Each Option shall be evidenced by a written option agreement in form approved by the Board, which agreement shall identify the Option as one granted under the Plan, the name of the grantee, and the date of grant; provide that, in the event of any inconsistency between the Plan and the agreement, the terms of the Plan shall govern; and set forth the number of Shares subject to the Option, the exercise price per Share (which shall be the Fair Market Value of a Share on the grant date), and, either expressly or by reference to the Plan, the other terms and conditions of the Option.

         5.3 Except as otherwise provided under Section 6, each Option shall first become exercisable with respect to 100% of the total number of Shares subject to the Option (but in any event only for whole Shares) on the first anniversary of its date of grant and, to the extent that the Option was not then exercisable, shall terminate at the time the grantee ceases to be a Non-Employee Director. Each Option shall terminate in its entirety at the earlier of (i) the first anniversary of the date on which the grantee ceased to be a Non-Employee Director and (ii) the expiration date of the Option. To the extent not theretofore exercised or terminated, each Option shall expire on the seventh anniversary of its date of grant. Each Option shall be non-transferable except by will or the laws of descent and distribution, and during the lifetime of the grantee may be exercised only by the grantee.

         5.4 To the extent then exercisable, an Option may be exercised, in whole or in part, by delivery to the Secretary of the Company (or any of such other Company officers or employees as the Board from time to time may designate) of a written notice of exercise in form acceptable to the Board and payment in full in cash of the aggregate exercise price for the number of shares for which the Option is being exercised.

Section 6 -- Effect of Change in Control

         In the event of a Change in Control of the Company, all then outstanding Options shall be deemed to have become fully exercisable immediately prior to such Change in Control. For purposes of the Plan, "Change in Control" means a change in control of the Company (or similar event) that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as said Item 6(e) is in effect on the





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date on which the Plan becomes effective (the "effective date") or, if said
Item 6(e) is no longer in effect, under any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act or other legislation enacted by Congress (together regulations promulgated thereunder) which serve similar purposes. Without limitation of the foregoing, a Change in Control shall be deemed to have occurred if and when: (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act on the effective date) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote for the election of directors of the Company, (ii) the Company shall have merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding securities ordinarily having the right to vote for the election of directors of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company immediately prior to such merger or consolidation, (iii) the Company shall have sold or otherwise disposed of, or agreed to sell or otherwise dispose of, to a person (as hereinabove defined) in a single transaction or more than one person in a series of related transactions assets of the Company constituting all or a major portion of the assets of a business segment of the Company, or (iv) individuals who are members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such meeting.

Section 7 -- Adjustments

         In the event of any dividend or other distribution (whether in cash, Shares, other securities, or other property), stock split, reverse stock split, recapitalization, reorganization, split-up, spin-off, merger, consolidation, share exchange, rights offering, or other change in the capital or corporate structure of the Company affecting the Shares, there shall be made such adjustment or adjustments (if any) in the number and type of Shares which thereafter may be made subject to Options and in the numbers and type of Shares subject to outstanding Options and the per Share exercise prices thereof as the Board determines to be appropriate in light of such event in order to continue to make available the benefits intended by the Plan and outstanding Options; provided, that in no event shall any adjustment require the issuance or delivery of any fractional Share. Without limiting the preceding sentence in any respect, in the event of any merger, consolidation, or combination of the Company with or into another corporation (other than a merger, consolidation, or combination in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding Shares or other Company securities), the Board prior thereto may provide that each holder of an Option shall have the right thereafter and during the term of such Option to receive upon exercise of such Option, or any portion thereof, for each Share as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof, which would have been received upon such merger, consolidation, or combination by a party holding one Share immediately prior to such merger, consolidation, or combination. In the event of a merger, consolidation, or combination in which the consideration issued with respect to Shares is a combination of different types of property, the Board may designate the property or combination of property to be received upon the exercise of each such outstanding Option.





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Section 8 -- Miscellaneous

         8.1 The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by the applicable rules of any securities exchange (including the Nasdaq National Market) on which Company stock is then principally traded, or by Rule 16b-3; (ii) none of the foregoing actions by the Board shall adversely affect any then outstanding Option without the holder's consent; and
(iii) for so long as may be necessary in order for the Plan to satisfy Rule 16b-3 requirements for "formula plans," the eligibility provisions of the Plan and those Plan provisions concerning the number of Shares to be covered by an Option, the exercise prices of Options, or the times at which Options shall be granted may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         8.2 The Plan has been adopted by the Board subject to shareholder approval and shall become effective when, and only when, such approval is obtained.

         8.3 If at any time the Board shall determine that the listing, registration, or qualification of any Shares upon any national securities exchange or under any Federal, state, local, or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or delivery of Shares pursuant to the Plan, then, notwithstanding any other provision of the Plan to the contrary, no Shares shall be issued or delivered unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

         8.4 Neither the grantee of an Option, nor any other person to whom the Option or the grantee's rights thereunder may pass, shall be, or have any rights or privileges of, a holder of Shares in respect of any Shares subject to such Option, unless and until it has been duly exercised and certificates representing such Shares have been issued in the name of such grantee or other person.

         8.5 The Company shall have the right to require the holder of an Option to make payments in cash upon the exercise of the Option, in connection with any obligation of the Company to withhold taxes upon such exercise. Any such required payment shall be a condition precedent to settlement of such Option.

         8.6 The Plan and all actions taken under it shall be governed by the internal laws of the State of Michigan.


Adopted by the Board of Directors of the Company:  April 3, 1996
Approved by the Shareholder of the Company:  April 20, 1996





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